UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

PMFG, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2010, the Board of Directors of PMFG, Inc. (the “Company”) approved a resolution to change the Company’s fiscal year, which ended as of the last day of the month each June to a new fiscal year, which will be comprised of either 52 or 53 weeks, commencing within seven days of the month-end. The Company’s fiscal year end will now be the Saturday closest to June 30; therefore, the fiscal year end date will vary slightly each year. In a 52 week fiscal year, each of the Company’s quarterly periods will be comprised of 13 weeks, consisting of two four week periods and one five week period. In a 53 week fiscal year, three of the Company’s quarterly periods will be comprised of 13 weeks and one quarter will be comprised of 14 weeks. The Company believes that this change in its fiscal year will reduce financial variability by making the quarterly periods more consistent in length.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By: /s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and
Corporate Secretary

Date: July 6, 2010